UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): March 1, 2023

Linde plc

(Exact name of registrant as specified in its charter)

Ireland	001-38730	98-1448883
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Riverview Dr. Danbury, Connecticut United States 06810	Forge 43 Church Street West Woking, Surrey GU21 6HT United Kingdom

(Address of principal executive offices)(Zip Code)

+44 1483 242200

(Registrant’s telephone numbers, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary shares (€0.001 nominal value per share)	LIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

On March 1, 2023, Linde plc (formerly known as Rounderway plc), a public limited company incorporated under the laws of Ireland with registered number 606357 (the “Company”), as the successor to Linde plc, a public limited company incorporated under the laws of Ireland with registered number 602527 (the “Predecessor”), completed a reorganization in accordance with the Irish Companies Act 2014 (the “Reorganization”). The Reorganization was completed pursuant to (i) the terms of the Scheme of Arrangement, dated as of December 9, 2022, between the Predecessor, and the holders of the Predecessor’s outstanding shares (the “Scheme”) and (ii) the terms of the Common Draft Terms of Merger, dated as of December 2, 2022 (the “Terms of Merger”), between the Predecessor and the Company, pursuant to which the Predecessor was merged with and into the Company pursuant to a “merger by absorption” implemented pursuant to the provisions of Chapter 16 of Part 17 of the Irish Companies Act 2014, effective as of the Effective Time (as defined in the Terms of Merger), whereupon the separate corporate existence of the Predecessor ceased and the Company continued as the surviving entity (the “Merger”). As a result of the Reorganization, each outstanding ordinary share, €0.001 nominal value per share, of the Predecessor (the “Predecessor Shares”) was exchanged for one ordinary share, €0.001 nominal value per share, of the Company (the “New Linde Shares”), and the Company changed its name from “Rounderway plc” to “Linde plc”. Upon consummation of the Merger, the Company, by operation of law, assumed all obligations of the Predecessor.

This Current Report on Form 8-K establishes the Company as the successor issuer to the Predecessor under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to Rule 12g-3(a) under the Exchange Act, the Company is the successor issuer of the Predecessor, the New Linde Shares are deemed to be registered under Section 12(b) of the Exchange Act, and the Company is subject to the informational requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.

The New Linde Shares are expected to commence trading on the New York Stock Exchange (“NYSE”) on March 2, 2023, under the symbol “LIN,” the same symbol under which the Predecessor Shares traded until such time.

Item 3.01	Notice of Delisting.

In connection with the Reorganization, the Predecessor requested that the NYSE withdraw the Predecessor Shares from listing on the NYSE before market opening on March 2, 2023, and file a Form 25 with the Securities and Exchange Commission (the “SEC”) to report that the Predecessor Shares are no longer listed on the NYSE.

The information set forth in the Explanatory Note of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.02	Unregistered Sales of Equity Securities.

The information under the heading “Completion of the Reorganization” in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders.

The rights of shareholders of the Company are governed by its Amended and Restated Memorandum and Articles of Association (the “Constitution”) and the Irish Companies Act 2014. A copy of the Constitution and a description of the New Linde Shares are filed as Exhibit 3.1 and Exhibit 4.3, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 3.03. The summary under “Comparison of Rights of Shareholders” in the Predecessor’s definitive proxy statement filed with the SEC on December 9, 2022 is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Explanatory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As of March 1, 2023, in connection with the completion of the Reorganization (i) the directors and executive officers of the Predecessor immediately prior to the effectiveness of the Scheme became the directors and executive officers of the Company effective as of the effectiveness of the Scheme, and (ii) the Company established an Audit Committee, a Human Capital Committee, an Executive Committee, a Nomination and Governance Committee and a Sustainability Committee of the Company’s board of directors, which are the committees that previously were in place at the Predecessor.

Non-management directors will be entitled to participate in the Linde non-management director compensation program described under “Director Compensation: Director Compensation Program” in the Predecessor’s definitive proxy statement filed with the SEC on May 2, 2022.

Effective as of March 1, 2023, Linde Inc., a wholly-owned indirect subsidiary of the Company, entered into indemnification agreements with each of the Company’s directors, indemnifying them in respect of any liability incurred by them while acting as a director of the Company in accordance with customary standards. The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the form of director indemnification agreement, filed as Exhibit 10.3 to this Current Report on Form 8-K, which is incorporated by reference into this Item 5.02.

The information under “Equity Compensation Plans” in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 7.01	Regulation FD Disclosure.

On March 1, 2023, the Company issued a press release announcing the completion of the Reorganization. The press release is filed as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

Item 8.01	Other Events.

Completion of the Reorganization

On March 1, 2023, the Company, as the successor to the Predecessor, completed the Reorganization pursuant to (i) the terms of the Scheme and (ii) the Terms of Merger, pursuant to which the Predecessor was merged with and into the Company, effective as of the Effective Time (as defined in the Terms of Merger), whereupon the separate corporate existence of the Predecessor ceased and the Company continued as the surviving entity. As a result of the Reorganization, each outstanding Predecessor Share was exchanged for one New Linde Share, and the Company changed its name from “Rounderway plc” to “Linde plc”. Upon consummation of the Merger, the Company, by operation of law, assumed all obligations of the Predecessor. Prior to the Merger, the Company had no material assets and had not conducted any business or operations except for activities related to the Reorganization.

The issuance of the New Linde Shares in connection with the Scheme was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(10) thereof. The terms and conditions of the Scheme were sanctioned by the High Court of Ireland after a hearing upon the fairness thereof at which all shareholders of the Predecessor had a right to appear and of which adequate notice had been given. The Company issued approximately 490.8 million New Linde Shares in the Scheme.

The information set forth in the Explanatory Note of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

The foregoing description of the Scheme and the Terms of Merger does not purport to be complete and is qualified in its entirety by reference to the Scheme and the Terms of Merger, filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K, which are incorporated by reference into this Item 8.01.

Supplemental Indentures

The Predecessor has guaranteed (the “Parent Note Guarantees”) debt securities of its subsidiary Linde Inc. issued under (i) that certain indenture, dated as of July 15, 1992, by and among Linde Inc. and U.S. Bank National Association, as trustee, as supplemented by a supplemental indenture, dated as of September 3, 2019 (the “1992 Indenture”), and (ii) that certain indenture, dated as of August 10, 2020, by and among Linde Inc., the Predecessor and U.S. Bank National Association (the “2020 Indenture” and together with the 1992 Indenture, the “Indentures”). Upon consummation of the Merger, the Company, by operation of law, assumed all obligations of the Predecessor, including under the Parent Note Guarantees. On March 1, 2023, effective with the effectiveness of the Merger, the Company and certain of its subsidiaries executed and delivered supplemental indentures (the “Supplemental Indentures”) to the Indentures, pursuant to which the Company expressly assumed (and/or affirmed the assumption of) the Predecessor’s obligations under the Indentures and the Parent Note Guarantees.

The foregoing description of the Supplemental Indentures does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indentures, filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K, which are incorporated by reference into this Item 8.01.

Borrower Assumption Agreements

On December 7, 2022, the Predecessor, as borrower and as guarantor, and certain of its subsidiaries, as subsidiary borrowers, entered into an amended and restated five-year credit agreement (the “Five-Year Credit Agreement”) and a 364-day credit agreement (the “364-Day Credit Agreement” and together with the Five-Year Credit Agreement, the “Credit Agreements”) with various financial institutions party thereto as lenders and Bank of America, N.A., as administrative agent. Under the Credit Agreements, the Predecessor guaranteed (the “Credit Agreement Guarantees”) all obligations of the subsidiary borrowers under the Credit Agreements. Upon consummation of the Merger, the Company, by operation of law, assumed all obligations of the Predecessor, including under the Credit Agreements. On March 1, 2023, effective with the effectiveness of the Merger, the Company executed and delivered assumption agreements (the “Successor Borrower Assumption Agreements”) under the Credit Agreements, pursuant to which the Company expressly assumed the obligations of the Predecessor under the Credit Agreements, the other Loan Documents (as defined in the Credit Agreements) and the Credit Agreement Guarantees.

The foregoing description of the Successor Borrower Assumption Agreements does not purport to be complete and is qualified in its entirety by reference to the Successor Borrower Assumption Agreements, filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K, which are incorporated by reference into this Item 8.01.

Equity Compensation Plans

As a result of the Merger, the Company assumed the Predecessor’s rights and obligations under the equity awards granted pursuant to the Predecessor’s equity plans and other similar employee and director awards, and the New Linde Shares rather than the Predecessor Shares will be issued upon the exercise or vesting of such awards.

Description of New Linde Shares

A description of the New Linde Shares is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

3.1	Amended and Restated Memorandum and Articles of Association of Linde plc.

4.1	Supplemental Indenture, dated as of March 1, 2023, by and among the Company, Linde Inc., Linde GmbH and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee, to that certain indenture, dated as of July 15, 1992, by and among Linde Inc. and U.S. Bank National Association, as trustee.

4.2	Supplemental Indenture, dated as of March 1, 2023, by and among the Company, Linde Inc., Linde GmbH and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee, to that certain indenture, dated as of August 10, 2020, by and among Linde Inc., the Predecessor and U.S. Bank National Association, as trustee.

4.3	Description of Linde plc Ordinary Shares.

10.1	Successor Borrower Assumption Agreement, dated as of March 1, 2023, by the Company with respect to the Amended and Restated Five-Year Credit Agreement, dated as of December 7, 2022, among the Predecessor, certain of its subsidiaries, various financial institutions party thereto as lenders and Bank of America, N.A., as administrative agent.

10.2	Successor Borrower Assumption Agreement, dated as of March 1, 2023, by the Company with respect to the 364-Day Credit Agreement, dated as of December 7, 2022, among the Predecessor, certain of its subsidiaries, various financial institutions party thereto as lenders and Bank of America, N.A., as administrative agent.

10.3	Form of Director Indemnification Agreement.

99.1	Scheme of Arrangement, dated as of December 9, 2022, among the Predecessor and the holders of the Predecessor’s outstanding ordinary shares (incorporated by reference to Annex A of Schedule 14A filed by the Predecessor on December 9, 2022).

99.2	Common Draft Terms of Merger, dated as of December 2, 2022, between the Predecessor and the Company (incorporated by reference to Annex C of Schedule 14A filed by the Predecessor on December 9, 2022).

99.3	Press Release dated March 1, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDE PLC

Date: March 1, 2023	By:	/s/ Guillermo Bichara
	Name:	Guillermo Bichara
	Title:	Executive Vice President and Chief Legal Officer